           AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 19, 2000
                                                           REGISTRATION NO. 333-
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                               -----------------
                                    FORM S-3
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933
                               -----------------


                  THE ALLSTATE CORPORATION                                           ALLSTATE FINANCING III
   (Exact name of registrant as specified in its charter)                             ALLSTATE FINANCING IV
                                                                                      ALLSTATE FINANCING V
                                                                                      ALLSTATE FINANCING VI
                                                                 (Exact Name of each registrant as specified in its certificate of trust)
                           DELAWARE                                                         DELAWARE
(State or other jurisdiction of incorporation or organization)     (State or other jurisdiction of organization of the trusts)
                                                                                        TO BE APPLIED FOR
                          36-3871531                                          (I.R.S. Employer Identification No.)
             (I.R.S. Employer Identification No.)
                                                                                  C/O THE ALLSTATE CORPORATION
                       2775 SANDERS ROAD                                                2775 SANDERS ROAD
                  NORTHBROOK, ILLINOIS 60062                                       NORTHBROOK, ILLINOIS 60062
                        (847) 402-5000                                                   (847) 402-5000
 (Address, including zip code, and telephone number, including    (Address, including zip code, and telephone number, including
                             area                                                             area
      code, or registrant's principal executive offices)               code, or registrant's principal executive offices)


                            -----------------------
                                MICHAEL J. MCCABE
                       VICE PRESIDENT AND GENERAL COUNSEL
                            THE ALLSTATE CORPORATION
                                2775 SANDERS ROAD
                           NORTHBROOK, ILLINOIS 60062
                                 (847) 402-5000

    (Name, address, including zip code, and telephone number, including area code, of agent for service of each registrant)
                            -----------------------
                                    COPY TO:
                            Willard G. Fraumann, P.C.
                                Kirkland & Ellis
                             200 East Randolph Drive
                             Chicago, Illinois 60601
                                 (312) 861-2000
                            -----------------------

   APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this Registration Statement, as determined in light of market conditions.

   If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following
box.   / /

   If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. /X/

   If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

   If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

   If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /


                         CALCULATION OF REGISTRATION FEE
=================================================================================================================================
                                                                                                  Proposed maximum
                   Title of each class of                      Amount to be   Proposed maximum        aggregate       Amount of
                      securities to be                         registered(1)   aggregate price     offering price   registration
                         registered                                             per unit (2)           (1)(2)            fee
---------------------------------------------------------------------------------------------------------------------------------
Debt Securities of The Allstate Corporation(3)............                                                               N/A
---------------------------------------------------------------------------------------------------------------------------------
Preferred Securities of Allstate Financing III, IV, V  and VI                                                            N/A
---------------------------------------------------------------------------------------------------------------------------------
Preferred Stock, par value $1.00 per share, of The Allstate                                                              N/A
Corporation(3)............................................
---------------------------------------------------------------------------------------------------------------------------------
Guarantees of Preferred Securities of Allstate Financing
III, IV, V and VI by The Allstate Corporation and certain
backup undertakings(4)....................................                                                               N/A
---------------------------------------------------------------------------------------------------------------------------------
Warrants to Purchase Debt Securities(5)...................                                                               N/A
---------------------------------------------------------------------------------------------------------------------------------
Total.....................................................     $2,000,000,000       100%           $2,000,000,000      $528,000
=================================================================================================================================

(1) In United States dollars or the equivalent thereof, in any other currency, currency unit or units, or composite currency or currencies. Such amount represents the aggregate offering price of the Preferred Securities of Allstate Financing III, IV, V and VI and the Debt Securities, Preferred Stock and Warrants to Purchase Debt Securities of The Allstate Corporation and the exercise price of any Securities issuable upon exercise of Warrants of The Allstate Corporation. Subordinated Debt Securities of The Allstate Corporation may be issued and sold to Allstate Financing III, IV, V and VI, in which event such Subordinated Debt Securities may later be distributed to the holders of Preferred Securities.
(2) Estimated for the sole purpose of computing the registration fee pursuant to Rule 457(o) under the Securities Act of 1933.
(3) Also includes such indeterminate number of shares of Preferred Stock as may be issued upon conversion of or exchange for any Debt Securities or Preferred Stock that provide for conversion or exchange into other securities. No separate consideration will be received for the Debt Securities or Preferred Stock issuable upon conversion of or in exchange for such other securities.
(4) No separate consideration will be received for any Guarantees. The Guarantees include the rights of holders of the Preferred Securities under the Guarantees and certain backup undertakings, comprised of obligations of The Allstate Corporation under the Subordinated Indenture and the Supplemental Indentures thereto and under the Declarations of Trust of each of Allstate Financing III, IV, V and VI, each as described in the Registration Statement.
(5) Warrants to Purchase Debt Securities may be offered and sold separately or together with other Debt Securities.

                             ----------------------
     PURSUANT TO RULE 429 UNDER THE SECURITIES ACT OF 1933, THE PROSPECTUS CONSTITUTING A PART OF THIS REGISTRATION STATEMENT ALSO RELATES TO $350,000,000 PRINCIPAL AMOUNT OF DEBT SECURITIES, DEBT WARRANTS, PREFERRED STOCK, AND TRUST PREFERRED SECURITIES REGISTERED BY THE REGISTRANT UNDER THE SECURITIES ACT OF 1933 IN REGISTRATION STATEMENT NO. 333-61817, AND THIS REGISTRATION STATEMENT CONSTITUTES POST-EFFECTIVE AMENDMENT NO. 1 TO SUCH REGISTRATION STATEMENT.
                             ----------------------

     THE REGISTRANTS HEREBY AMEND THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANTS SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

================================================================================

                   SUBJECT TO COMPLETION, DATED JUNE 19, 2000

        PROSPECTUS


                                 $2,000,000,000

                            THE ALLSTATE CORPORATION

                                 Debt Securities
                                  Debt Warrants
                                 Preferred Stock

                            -----------------------

         ALLSTATE FINANCING III                    ALLSTATE FINANCING V
         ALLSTATE FINANCING IV                     ALLSTATE FINANCING VI

                           Trust Preferred Securities
                     Fully and Unconditionally Guaranteed by
                            The Allstate Corporation

                            -----------------------

         We will provide the specific terms of these securities in supplements to this prospectus. We can only use this prospectus to offer and sell any specific security by also including a prospectus supplement for that security. You should read this prospectus and the prospectus supplements carefully before you invest.

                            -----------------------

         NEITHER THE SEC NOR ANY STATE SECURITIES COMMISSION HAS APPROVED THESE SECURITIES OR DETERMINED THAT THIS PROSPECTUS IS ACCURATE OR COMPLETE. IT IS A CRIMINAL OFFENSE FOR ANYONE TO TELL YOU OTHERWISE.

                            -----------------------



                The date of this prospectus is June 19, 2000

                       WHERE YOU CAN FIND MORE INFORMATION

         We have filed a registration statement on Form S-3 with the Securities and Exchange Commission to register the securities covered by this prospectus. This prospectus forms a part of that registration statement and does not contain all of the information in the registration statement or the exhibits to the registration statement.

         We are subject to the informational requirements of the Securities Exchange Act of 1934. Accordingly, we file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission. You may review a copy of those reports, statements or other information at the Securities and Exchange Commission's public reference rooms at the following locations:


     Public Reference Room         New York Regional Office       Chicago Regional Office
    450 Fifth Street, N.W.           7 World Trade Center             Citicorp Center
           Room 1024                      Suite 1300              500 West Madison Street
    Washington, D.C. 20549            New York, NY 10048                 Suite 1400
                                                                   Chicago, IL 60661-2511

         Please call the Securities and Exchange Commission at 1-800-SEC-0330 for further information on the public reference rooms. These Securities and Exchange Commission filings are also available to the public from commercial document retrieval services and at the Internet world wide web site maintained by the Securities and Exchange Commission Corporation at "http://www.sec.gov." Reports, proxy statements and other information concerning us may also be inspected at the offices of the New York Stock Exchange at 20 Broad Street, New York, New York 10005.

         We have not included any separate financial statements for the trusts. They were omitted because the trusts are wholly owned subsidiaries of Allstate, with no independent operations and we guarantee the fee obligations relating to the trust securities. Although the trusts would normally be required to file information with the SEC on an ongoing basis, we expect the SEC to exempt the trusts from this filing obligation for as long as we continue to file our information with the SEC.

         The Securities and Exchange Commission allows us to "incorporate by reference" information into this prospectus, which means that we can disclose important information to you by referring you to other documents filed separately with the Securities and Exchange Commission. The information incorporated by reference is considered to be part of this prospectus, except for any information superseded by information contained directly in this prospectus or in later filed documents incorporated by reference in this prospectus. This prospectus incorporates by reference the documents set forth below that we have previously filed with the Securities and Exchange Commission. These documents contain important business and financial information about us that is not included in or delivered with this prospectus.

                        THE ALLSTATE CORPORATION FILINGS


(File No. 001-11840)                                        Period or Date Filed
--------------------                                        --------------------
Annual Report on Form 10-K                                  Fiscal Year ended December 31, 1999

Quarterly Reports on Form 10-Q                              Quarter ended March 31, 2000

Proxy Statement                                             2000 Notice of Annual Meeting and Proxy
                                                            Statement

Current Reports on Form 8-K or Form 8-K/A                   Filed January 13, April 27, May 4,
                                                            June 14, and June 16, 2000

         We are also incorporating by reference additional documents that we will file before the termination of this offering. These include periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as proxy statements.

         You can request a free copy of any or all of these documents, other than the exhibits to those documents, unless those exhibits are specifically incorporated by reference into these documents, by writing to or calling the following address or telephone number:

                          Investor Relations Department
                            The Allstate Corporation
                                3075 Sanders Road
                         Northbrook, Illinois 60062-7127
                            Telephone: (800) 416-8803

         You should rely only on the information contained or incorporated by reference in this prospectus before deciding whether to purchase the securities being sold by this prospectus. We have not authorized anyone to provide you with information that is different from what is contained or incorporated by reference in this prospectus. This prospectus is dated June 19, 2000. You should not assume that the information contained in this prospectus is accurate as of any date other than that date unless the information specifically indicates that another date applies. If you are in a jurisdiction where it is unlawful to offer to convert or sell or to ask for offers to convert or buy the securities offered by this prospectus, or if you are a person to whom it is unlawful to direct those activities, then the offer presented in this prospectus does not extend to you.

                SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

         This prospectus and the documents we incorporate by reference contain "forward-looking statements" that anticipate results based on management's plans that are subject to uncertainty. These statements are made subject to the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995.

         Forward-looking statements do not relate strictly to historical or current facts and may be identified by their use of words like "plans," "expects," "will," "anticipates," "estimates," "intends," "believes" and other words with similar meanings. These statements may address, among other things, our strategy for growth, product development, regulatory approvals, market position, expenditures, financial results and reserves. Forward-looking statements are based on management's current expectations of future events. We cannot guarantee that any forward-looking statement will be accurate, although we believe that it has been reasonable in its expectations and assumptions. Investors should realize that if underlying assumptions prove inaccurate or that unknown risks or uncertainties materialize, actual results could differ materially from our projections.

         We assume no obligation to update any forward-looking statements as a result of new information or future events or developments. Investors are cautioned not to place undue reliance on any forward-looking statements, which speak only as of the date of this prospectus or, in the case of any document we incorporate by reference, the date of that document. Investors also should understand that it is not possible to predict or identify all factors and should not consider this to be a complete statement of all potential risks and uncertainties. If the expectations or assumptions underlying our forward-looking statements prove inaccurate or if risks or uncertainties arise, actual results could differ materially from those predicted in our forward-looking statements. In addition to normal risks of business, Allstate is subject to significant risk factors, including those we incorporate by reference to the section entitled "Forward Looking Statements and Risk Factors Affecting Allstate" contained in our Form 10-K for the year ended December 31, 1999.

                            THE ALLSTATE CORPORATION

         The Allstate Corporation is a holding company for Allstate Insurance Company, or AIC. The Allstate Corporation is the nation's largest publicly held personal lines insurance company. Our main business units include Allstate Personal Property and Casualty, which provides insurance for more than 14 million households and has approximately 15,500 exclusive agencies in the U.S. and Canada, and Allstate Life and Savings, which markets a number of life insurance and savings products under a variety of brands through a number of channels and is the nation's 17th largest life insurance business based on ordinary life insurance in force. Our independent Agency Markets unit sells personal property and casualty insurance through a network of 21,000 independent agencies across the country.

         The Allstate Corporation was incorporated in Delaware on November 5, 1992. Our executive offices are located at 2775 Sanders Road, Northbrook, Illinois 60062, and at Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801. Our telephone number is (847) 402-5000.

         As a holding company with no significant business operations of our own, we rely on dividends from AIC as the principal source of cash to pay dividends to our stockholders and to meet our obligations, including the payment of principal of and any interest on our debt obligations. AIC is regulated as an insurance company in Illinois. Under Illinois law, AIC may not pay a dividend without notifying the Illinois Department of Insurance and providing specified financial information. Furthermore, Illinois law requires AIC to notify and receive approval from the Director of the Illinois Department of Insurance for the declaration or payment of any dividend which, together with other dividends or distributions made within the preceding twelve months, exceeds the greater of:

         - 10% of AIC's statutory surplus as of December 31 of the prior year; or

         - AIC's statutory net income for the twelve-month period ending December 31 of the prior year.

         The laws of other jurisdictions that generally govern our insurance subsidiaries contain similar limitations on the payment of dividends. However, in some jurisdictions the laws may be somewhat more restrictive.

                                ABOUT THE TRUSTS

         The four trusts, Allstate Financing III, IV, V and VI, are Delaware business trusts formed to raise capital for us by issuing common securities to us and preferred securities issued under this prospectus and a prospectus supplement, and investing the proceeds in subordinated debt securities issued by us.

         We will directly or indirectly own all of the common securities of each of our trust subsidiaries. The common securities will rank equally with, and each trust will make payments on the common securities in proportion to, the trust preferred securities, except that if an event of default occurs under the declaration of one of the trusts, our rights, as holder of the common securities, to payments will be subordinated to your rights as holder of the trust preferred securities. We will, directly or indirectly, acquire common securities in an aggregate liquidation amount equal to 3 percent of the total capital of each of our trusts.

         Each of our trusts has a term of approximately 55 years, but may terminate earlier as provided in its declaration, each declaration being governed by Delaware law. As holder of the common securities of the trusts, we are entitled to appoint, remove or replace any of, or increase or decrease the number of, the trustees of each of our trusts. Each of our trusts' business and affairs will be conducted by the trustees we appoint. The trustees' duties and obligations are governed by the trusts' declarations. Prior to the issuance of any trust preferred securities, we will ensure that a majority of the trustees of the applicable trust are persons who are our employees or officers or affiliates and that one trustee of each trust is a financial institution that will not be an affiliate of ours and that will act as property trustee, guarantee trustee and indenture trustee for purposes of the Trust Indenture Act of 1939. In addition, unless the property trustee maintains a principal place of business in the State of Delaware and meets the other requirements of applicable law, one other trustee of each of our trusts will have its principal place of business or reside in the State of Delaware.

         We will pay all of our trusts' fees and expenses, including those relating to any offering of trust preferred securities. In addition, we guarantee payments on the trust preferred securities to the extent our trusts can themselves make payments on the trust preferred securities.

         The office of the Delaware trustee for each trust in the State of Delaware is 1 Rodney Square, 920 King Street, Suite 102, Wilmington, Delaware 19801. The principal place of business of each trust is 2775

Sanders Road, Northbrook, Illinois 60062. The telephone number of each trust in Northbrook, Illinois is (847) 402-5000.

            RATIO OF EARNINGS TO FIXED CHARGES AND RATIO OF EARNINGS
                 TO FIXED CHARGES AND PREFERRED STOCK DIVIDENDS

         The following table shows the ratio of earnings to fixed charges and the ratio of earnings to fixed charges and preferred stock dividends for Allstate and its subsidiaries for the periods indicated:

                                                       THREE MONTHS
                                                          ENDED
                                                         MARCH 31,                  YEAR ENDED DECEMBER 31,
                                                      ---------------      ----------------------------------------
                                                      2000       1999      1999      1998   1997      1996     1995
                                                      ----       ----      ----      ----   ----      ----     ----
Ratio of earnings to fixed charges(1)(2). . . . . . . 11.1x      27.6x     17.2x    18.6x   19.3x    16.5x    15.5x
Ratio of earnings to fixed charges, including
  interest credited to contracts(1)(3). . . . . . . .  2.8x       5.0x      3.4x     4.1x    4.0x     2.9x     2.8x

-------------------------
(1) Allstate has authority to issue up to 25,000,000 shares of preferred stock, par value $1.00 per share; however, there are currently no shares of preferred stock outstanding and we do not have a preferred stock dividend obligation. Therefore, the ratio of earnings to fixed charges and preferred stock dividends is equal to the ratio of earnings to fixed charges and is not disclosed separately.

(2) For purposes of this computation, earnings consist of income from continuing operations before income taxes plus fixed charges. Fixed charges consist of interest expense, amortization of financing costs, that portion of rental expense that is representative of the interest factor and dividends on redeemable preferred securities.

(3) For purposes of this computation, earnings consist of income from continuing operations before income taxes plus fixed charges. Fixed charges consist of interest expense (including interest credited to investment contracts), amortization of financing costs, that portion of rental expense that is representative of the interest factor and dividends on redeemable preferred securities.

                                 USE OF PROCEEDS

         Unless we specify otherwise in the applicable prospectus supplement accompanying this prospectus, we will use the net proceeds from the sale of the securities for general corporate purposes. Each trust will invest all proceeds received from the sale of its trust preferred securities in a particular series of subordinated debt securities to be issued by us.

                         DESCRIPTION OF DEBT SECURITIES

         This section describes the terms of the debt securities that we may offer from time to time. The particular terms of the debt securities offered by any prospectus supplement and the extent to which the general provisions described below may apply to such debt securities will be outlined in the applicable prospectus supplement. The debt securities may be issued from time to time in one or more series.

         We will issue the senior debt securities under a Senior Indenture, entered into between Allstate and State Street Bank and Trust Company, as trustee, dated December 16, 1997, as amended by a third supplemental indenture dated as of July 23, 1999 and as amended by a sixth supplemental indenture dated as of June 12, 2000 and as may be supplemented by one or more additional supplemental indentures. We will issue the subordinated debt securities under a separate Subordinated Indenture, entered into between Allstate and State Street Bank and Trust Company, as trustee, dated November 25, 1996, as amended by a third supplemental indenture dated as of July 23, 1999 and as amended by a fourth supplemental indenture dated as of June 12, 2000 and as may be supplemented by one or more additional supplemental indentures. The Senior Indenture and the Subordinated Indenture are sometimes referred to collectively as the "indentures." The trustees under the Senior Indenture and under the Subordinated Indenture are referred to herein as the "indenture trustees."

         Numerical references in parentheses below are to sections in the applicable indenture. Wherever we refer to particular sections or defined terms of an indenture, those sections or defined terms are incorporated by reference in this description as part of the statement made, and the statement is qualified in its entirety by such reference. As used in this section "we," "us," "our," "Allstate," or the "company" refers to The Allstate Corporation, and not to any of our subsidiaries, unless explicitly stated.

GENERAL

         The indentures provide that we may issue debt securities in separate series from time to time in an unlimited amount. We may specify a maximum aggregate principal amount for the debt securities of any series. (Section 301) The debt securities will have terms and provisions that are not inconsistent with the applicable indenture, including our determination as to maturity, principal and interest. Unless otherwise indicated in a prospectus supplement, the senior debt securities will be our unsecured obligations and will rank on a parity with all other unsecured and unsubordinated indebtedness. The subordinated debt securities will be our unsecured obligations, subordinated in right of payment to the prior payment in full of all our senior debt as described in the applicable prospectus supplement.

         Our assets consist primarily of the common stock of AIC and other subsidiaries, and we conduct no substantial business or operations of our own. Accordingly, our right, and the right of our creditors (including the holders of the debt securities), to participate in any distribution of assets of any of our subsidiaries upon liquidation or reorganization will be subject to the prior claims of creditors of such subsidiary, except to the extent that our claims as a creditor of such subsidiary may be recognized.

         If subordinated debt securities are issued to a trust in connection with the issuance of trust preferred securities, such subordinated debt securities may thereafter be distributed pro rata to the holders of such trust securities in connection with the dissolution of such trust upon the occurrence of certain events described in the applicable prospectus supplement.

         We will prepare a prospectus supplement for each series of debt securities that we issue. Each prospectus supplement will set forth the applicable terms of the debt securities to which it relates. These terms will include some or all of the following:

-        the title of the debt securities;

- any limit on the aggregate principal amount of the debt securities or the series of which they are a part;

- the person to whom any interest on any of the debt securities will be payable, if other than the person in whose name that debt security is registered at the close of business on the record date for such interest payment;

- the dates on which the principal of any of the debt securities will be payable;

- the rates at which the debt securities will bear interest, the dates from which any interest will accrue, the interest payment dates on which any interest will be payable and the record date for any such interest payable;

- the places where the principal, interest and premium on any of such debt securities will be payable;

- any obligation we have to redeem or purchase any of the debt securities out of any sinking fund or, at the option of the holder, the periods within which, the prices and terms on which any of such debt securities will be redeemed or purchased;

- the denominations in which any of the debt securities will be issuable, if other than denominations of $1,000 and any integral multiple thereof;

- if the amount of principal, interest or premium on any of the debt securities may be determined with reference to an index or by a formula, the manner in which such amounts will be determined;

- if other than the currency of the United States, the currency, currencies or currency units in which the principal, interest or premium on any of the debt securities will be payable;

- if the principal, interest or premium on any of the debt securities is to be payable, at our election or the election of the holder, in one or more currencies other than those in which the debt securities are stated to be payable, the currencies in which payment of the principal, interest and premium on the debt securities as to which such election is made will be payable, the periods within which and the terms upon which such election is to be made and the amount so payable;

- if other than the entire principal amount, the portion of the principal amount of debt securities which will be payable upon declaration of acceleration of the maturity thereof;

- if the principal amount payable at the stated maturity of any of the debt securities is not determinable upon original issuance, the amount which will be deemed to be the principal amount of the debt securities for any other purpose thereunder or under the applicable indenture including the principal amount thereof which will be due and payable upon any maturity other than the stated maturity or which will be deemed to be outstanding as of any date (or, in any such case, any manner in which such principal amount is to be determined);

- if applicable, the extent to which the debt securities are defeasible, that is, capable of being made void;

- whether any of the debt securities will be issuable in the form of global securities;

- any addition to or change in the events of default applicable to any of the debt securities and any change in the right of an indenture trustee or the holders to declare the principal amount of any debt securities due and payable;

- any addition to or change in the covenants described under "Certain Covenants with Respect to Senior Debt Securities" and "Certain Covenants with Respect to Subordinated Debt Securities" applicable to any of such debt securities; and

- any other terms of the debt securities not inconsistent with the provisions of the applicable indenture but which may modify or delete any provision of the indenture insofar as it applies to such series; provided that no term of any indenture may be modified or deleted if imposed under the Trust Indenture Act of 1939, as amended, and that any modification or deletion of the rights, duties or immunities of the applicable indenture trustee shall have been consented to in writing by the indenture trustee.

(Section 301)

         Debt securities, including original issue discount securities, may be sold at a substantial discount below their principal amount. Special United States federal income tax considerations applicable to debt securities sold at an original issue discount will be described in the applicable prospectus supplement under "United States Taxation -- United States Holders." Special United States tax and other considerations applicable to any debt securities which are denominated in a currency or currency unit other than United States dollars will be described in the applicable prospectus supplement under such caption and under "Foreign Currency Risks."

FORM, EXCHANGE AND TRANSFER

         The debt securities of a series may be issued solely as registered securities, solely as bearer securities (with or without coupons attached) or as both registered securities and bearer securities. Debt securities may be issuable in the form of global debt securities, as described below under "Global Securities."

         Registered securities of any series will be exchangeable for other registered securities of the same series of any authorized denominations and of a like aggregate principal amount and tenor. If debt securities of any series are issuable as both registered securities and as bearer securities, at the option of the holder, subject to the terms of the applicable indenture, bearer securities of such series will be exchangeable for registered securities of the same series of any authorized denominations and of a like aggregate principal amount and tenor. Unless otherwise indicated in the applicable prospectus supplement, any bearer security surrendered in exchange for a registered security between a record date or a special record date for defaulted interest and the relevant date for payment of interest will be surrendered without the coupon relating to such date for payment of interest and interest represented by that coupon will not be payable in respect of the registered security issued in exchange for such bearer security, but will be payable only to the holder of such coupon when due in accordance with the terms of the applicable indenture. Bearer securities will not be issued in exchange for registered securities.

         No service charge will be made for any registration of transfer or exchange of debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. Such transfer or exchange will be effected upon the security registrar or such transfer agent, as the case may be, being satisfied with the documents of title and identity of the person making the request. We have appointed the applicable indenture trustee as security registrar. Any transfer agent (in addition to the security registrar) initially designated by us for any debt securities will be named in the applicable prospectus supplement. (Section 305)

         At any time, we may designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the debt securities of each series. (Section 1002)

         In the event that we redeem debt securities of any series, we will not be required to:

- issue, register the transfer of or exchange any debt security of that series, or of that series and specified terms, as the case may be, during a period beginning at the opening of business 15 business days before the day of mailing of a notice of redemption of any such debt security selected for redemption and ending at the close of business on the day of such mailing;

- register the transfer of or exchange any debt security so selected for redemption, in whole or in part, except the unredeemed portion of any such debt security being redeemed in part; or

- exchange any bearer security called for redemption, except to exchange such bearer security for a registered security of that series and of like tenor and principal amount that is immediately surrendered for redemption.

(Section 305)

GLOBAL SECURITIES

         The debt securities of any series may be represented by global securities which will have an aggregate principal amount equal to that of the debt securities they represent. Each global security will be registered in the name of the Depository Trust Company ("DTC") as depositary, or any other depositary identified in the applicable prospectus supplement. Each global security will be deposited with DTC or such other depositary and will bear a legend regarding the restrictions on exchanges and registration of transfer as may be provided by the indentures. The depositary shall at all times be a clearing agency registered under the Securities Exchange Act of 1934, as amended. (Section 101)

         DTC has advised us that DTC is:

- a limited-purpose trust company organized under the laws of the State of New York;

-        a member of the Federal Reserve System;

- a "clearing corporation" within the meaning of the New York Uniform Commercial Code; and

- a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act.

         DTC was created to hold securities of institutions that have accounts with DTC and to facilitate the clearance and settlement of securities transactions among its participants in securities through electronic book-entry changes in accounts of the participants, thereby eliminating the need for physical movement of securities certificates. DTC's participants include:

-        securities brokers and dealers;

-        banks;

-        trust companies;

-        clearing corporations; and

-        certain other organizations.

         Access to DTC's book entry system is also available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, whether directly or indirectly.

         No global security may be exchanged for debt securities registered, and no transfer of a global security may be registered in the name of any person other than the depositary for such global security unless:

- the depositary has notified us that it is unwilling or unable to continue as depositary for such global security or has ceased to be qualified to act as such as required by the applicable indenture;

- there shall have occurred and be continuing an event of default with respect to the debt securities represented by such global security; or

- there shall exist such circumstances as may be described in the applicable prospectus supplement.

         All debt securities issued in exchange for a global security or any portion thereof will be registered in such names as the depositary may direct. (Section 305) The laws of some jurisdictions require that certain purchasers of debt securities take physical delivery of such debt securities in definitive form. Such laws may impair the ability to transfer beneficial interests in a global security.

         As long as the depositary, or its nominee, is the registered holder of a global security, the depositary or such nominee, will be considered the sole owner and holder of such global security and the debt securities represented by it. Except in the limited circumstances referred to above, owners of beneficial interests in a global security will not be entitled to have such global security or any debt securities represented thereby registered in their names, will not receive or be entitled to receive physical delivery of certificated debt securities in exchange therefor and will not be considered to be the owners or holders of such global security or any debt securities represented thereby for any purpose under the debt securities or the applicable indenture. All payments of principal, interest and premium on a global security will be made to the depositary or its nominee, as its holder.

         Ownership of beneficial interests in a global security will be limited to participants or to persons that may hold beneficial interests through institutions that have accounts with the depositary or its nominee. Ownership of beneficial interests in a global security will be shown only on, and the transfer of those ownership interests will be effected only through, records maintained by the depositary or any such participant. Payments, transfers, exchanges and other matters relating to beneficial interests in a global security may be subject to various policies and procedures adopted by the depositary from time to time. Neither Allstate, any indenture trustee or any agent of Allstate or of any indenture trustee will have any responsibility or liability for any aspect of the depositary or any participant's records relating to, or for payments made on account of, beneficial interests in a global security, or for maintaining, supervising or reviewing any of the depositary's records or any participant's records relating to such beneficial ownership interests.

         Secondary trading in notes and debentures of corporate issuers is generally settled in clearing-house or next-day funds. In contrast, beneficial interests in a global security, in some cases, may trade in the depositary's same-day funds settlement system, in which case settlement of secondary market trading activity in those beneficial interests would be required by the depositary to be made in immediately-available funds. There is no assurance as to the effect that settlement in immediately-available funds would have on trading activity in such beneficial interests. Also, settlement for purchases of beneficial interests in a global security upon the original issuance thereof may be required to be made in immediately-available funds.

PAYMENT AND PAYING AGENTS

         Unless otherwise indicated in the applicable prospectus supplement, payment of interest on a debt security on any interest payment date will be made to the person in whose name such debt security is registered at the close of business on the record date for such interest. (Section 307)

         Unless otherwise indicated in the applicable prospectus supplement, principal, interest and premium on the debt securities of a particular series will be payable at the office of such paying agent or paying agents as we may designate for such purpose from time to time. Notwithstanding, at our option, payment of any interest may be made by check mailed to the address of the person entitled thereto as such address appears in the security register.

         Unless otherwise indicated in the applicable prospectus supplement, a paying agent designated by us and located in the Borough of Manhattan, The City of New York will act as paying agent for payments with respect to debt securities of each series. All paying agents initially designated by us for the debt securities of a particular series will be named in the applicable prospectus supplement. We may at any time designate additional paying agents or rescind the designation of any paying agent or approve a change in the office through which any paying agent acts, except that we will be required to maintain a paying agent in each place of payment for the debt securities of a particular series. (Section 1002)

         All moneys paid by us to a paying agent for the payment of the principal, interest or premium on any debt security which remain unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us upon request, and the holder of such debt security thereafter may look only to Allstate for payment thereof.
(Section 1003)

SUBORDINATION OF SUBORDINATED DEBT SECURITIES

         Unless otherwise indicated in the prospectus supplement, the following provisions will apply to the subordinated debt securities.

         To the extent set forth in the Subordinated Indenture, the subordinated debt securities will be subordinate in right of payment to the prior payment in full of all senior indebtedness. (Section 1401 of the Subordinated Indenture) In the event of an insolvency, the holders of senior indebtedness shall be entitled to receive payment in full of all amounts due or to become due in respect of all senior indebtedness (or provisions shall be made for such payment in cash) before the holders of subordinated debt securities are entitled to receive any distribution on account of principal, interest or premium on subordinated debt securities. Consequently, the holders of senior indebtedness shall be entitled to receive all distributions of any kind which may be deliverable in respect of the subordinated debt securities in any insolvency, including any distribution which may be deliverable by reason of the payment of any other indebtedness of Allstate being subordinated to the payment of subordinated debt securities. The holders of senior indebtedness shall apply such distributions to the payment of the senior indebtedness.

         "Insolvency" means any of the following events:

- any insolvency or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding, relative to Allstate or to its creditors, or to its assets; or

- any liquidation, dissolution or other winding up of Allstate, whether or not involving insolvency or bankruptcy; or

- any assignment for the benefit of creditors or any other marshaling of assets and liabilities of Allstate.

(Section 1403 of the Subordinated Indenture)

         By reason of such subordination, in the event of liquidation or insolvency, creditors of Allstate may recover less, ratably, than holders of senior debt securities and may recover more, ratably, than the holders of the subordinated debt securities.

         In the event of the acceleration of the maturity of any subordinated debt securities, the holders of all senior debt securities outstanding at the time of such acceleration will first be entitled to receive payment in full of all amounts due on the senior debt securities before the holders of the subordinated debt securities will be entitled to receive any payment of principal, interest or premium on the subordinated debt securities. (Section 1404 of the Subordinated Indenture)

         No payment of principal, interest or premium on the subordinated debt securities is permitted if any senior indebtedness of Allstate is not paid when due and any applicable grace period with respect to such default has ended and such default has not been cured or waived or ceased to exist, or if the maturity of any senior indebtedness of Allstate has been accelerated because of a default. (Section 1402 of the Subordinated Indenture)

         The Subordinated Indenture does not limit or prohibit the issuance of additional senior debt securities, which may include indebtedness that is senior to the subordinated debt securities, but subordinate to other obligations of Allstate.

         The term "Senior Indebtedness" means, with respect to Allstate:

- the principal, interest and premium in respect of indebtedness of Allstate for borrowed money and indebtedness evidenced by securities, debentures, bonds or other similar instruments issued by Allstate;

-        all capital lease obligations of Allstate;

- all obligations of Allstate issued or assumed as the deferred purchase price of property, all conditional sale obligations of Allstate and all obligations of Allstate under any title retention agreement (but excluding trade accounts payable arising in the ordinary course of business);

- all obligations of Allstate for the reimbursement on any letter of credit, banker's acceptance, security purchase facility or similar credit transaction;

- all obligations of the types referred to above of other persons for the payment of which we are responsible or liable as obligor, guarantor or otherwise; and

- all obligations of the types referred to above of other persons secured by any lien on any property or asset of Allstate whether or not such obligation is assumed by us, except for:

- any such indebtedness that is by its terms subordinated to or ranks equal with the subordinated debt securities; and

- any indebtedness between or among Allstate or its affiliates, including all other debt securities and guarantees in respect of those debt securities, issued to

         -        any other trust; and

         - any other trust, partnership or other entity affiliated with Allstate that is a financing vehicle of Allstate in connection with the issuance by such financing entity of preferred securities unless otherwise expressly provided in the terms of such debt securities.

Such senior indebtedness shall continue to be senior indebtedness and be entitled to the benefits of the subordination provisions irrespective of any amendment, modification or waiver of any term of such senior indebtedness. (Sections 101 and 1408 of the Subordinated Indenture)

         The prospectus supplement may further describe the provisions applicable to the subordination of the subordinated debt securities of a particular series.

CERTAIN COVENANTS WITH RESPECT TO SENIOR DEBT SECURITIES

         LIMITATION ON LIENS OF STOCK OF AIC

         The Senior Indenture prohibits us and our subsidiaries from directly or indirectly creating, assuming, incurring or permitting to exist any indebtedness secured by any lien on the capital stock of AIC unless the senior debt securities shall be secured equally and ratably with such indebtedness for at least the time period such indebtedness is so secured. (Section 1008 of the Senior Indenture)

         "Indebtedness" is defined in the Senior Indenture as the principal, premium and interest due on indebtedness of a person, whether outstanding on the date of such indenture or thereafter created, incurred or assumed, which is indebtedness for borrowed money, and any amendments, renewals, extensions, modifications and refundings of any such indebtedness. For purposes of this definition, "indebtedness for borrowed money" means:

- any obligation of, or any obligation guaranteed by, such person for the repayment of borrowed money, whether or not evidenced by bonds, debentures, notes or other written instruments;

- any obligation of, or any such obligation guaranteed by, such person evidenced by bonds, debentures, notes or similar written instruments, including obligations assumed or incurred in connection with the acquisition of property, assets or businesses, provided, however, that the deferred purchase price of any property, assets or business shall not be considered indebtedness if the purchase price thereof is payable in full within 90 days from the date on which such indebtedness was created; and

- any obligations of such person as lessee under leases required to be capitalized on the balance sheet of the lessee under generally accepted accounting principles and leases of property or assets made as part of any sale and lease-back transaction to which such person is a party.

         For purposes of this covenant only, indebtedness also includes any obligation of, or any obligation guaranteed by, any person for the payment of amounts due under a swap agreement or similar instrument or agreement, or under a foreign currency hedge exchange or similar instrument or agreement. (Sections 101 and 1008 of the Senior Indenture)

         LIMITATIONS ON DISPOSITION OF STOCK OF AIC

         The Senior Indenture provides that as long as any senior debt securities are outstanding, Allstate will not issue, sell, transfer or otherwise dispose of any shares of, securities convertible into, or warrants, rights or options to subscribe for or purchase shares of, capital stock of AIC other than preferred stock having no voting rights of any kind. Further, subject to limited exceptions, Allstate will not permit AIC to issue any shares of, or securities convertible into, or warrants, rights or options to subscribe for or purchase shares of, capital stock of AIC, other than preferred stock having no voting rights of any kind if, after giving effect to any such transaction and the issuances of the maximum number of shares issuable upon the conversion or exercise of all such convertible securities, warrants, rights or options, we would own, directly or indirectly, less than 80% of the shares of AIC, other than preferred stock having no voting rights of any kind. The Senior Indenture also requires that any such issuance, sale, transfer or other disposition by AIC must be made for at least a fair market value consideration, as determined by the Allstate Board of Directors in good faith, and that the foregoing shall not prohibit any such issuance or disposition of securities if required by any law or any regulation or order of any governmental or insurance regulatory authority.

         Notwithstanding the foregoing, Allstate may merge or consolidate AIC into or with another direct wholly-owned subsidiary and Allstate may, subject to the provisions set forth in "Consolidation, Merger and Sale of Assets" below, sell, transfer or otherwise dispose of the entire capital stock of AIC at one time for at least a fair market value consideration as determined by the Allstate Board of Directors in good faith. (Section 1009 of the Senior Indenture)

CERTAIN COVENANTS WITH RESPECT TO SUBORDINATED DEBT SECURITIES

         If subordinated debt securities are issued to a trust in connection with the issuance of trust securities and either there has occurred an event of default under the applicable declaration of trust and we are in default with respect to our payment of any obligations under the related preferred securities guarantee or common securities guarantee or we have given notice of our election to defer payments of interest on subordinated debt securities by extending the interest payment period as provided in the Subordinated Indenture, then we shall not:

- declare or pay any dividend on, make any distributions with respect to, or redeem, purchase or make a liquidation payment with respect to any of our capital stock;

-        make any guarantee payments with respect to our capital stock; or

- make any payment of principal, interest, or premium on or repay, repurchase or redeem any debt securities (including guarantees) that rank equal with or junior to such subordinated debt securities.

         However, in such circumstances, we may:

- declare and pay dividends on, or make distributions with respect to, our capital stock payable in our common stock;

- redeem or repurchase any rights, declare a dividend of any rights or issue any security under our rights plan;

- purchase or acquire shares of common stock in connection with the satisfaction of our obligations under any employee benefit plan;

- carry out any reclassification of Allstate's capital stock or the exchange or conversion of one class or series of Allstate's capital stock for another class or series of Allstate's capital stock; and

- purchase fractional interests in shares of Allstate's capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged.

(Section 1008 of the Subordinated Indenture)

         If subordinated debt securities are issued to a trust in connection with the issuance of trust securities, for so long as such securities remain outstanding, we covenant to:

- directly or indirectly maintain 100% ownership of the common securities of such trust; provided, however, that any permitted successor under the applicable indenture may succeed to Allstate's ownership of such common securities;

- use our reasonable efforts to cause such trust to remain a statutory business trust, except in connection with the distribution of subordinated debt securities to the holders of trust preferred securities in liquidation of such trust, the redemption of all of the trust securities of such trust, or certain mergers, consolidations or amalgamations, each as permitted by the declaration of such trust, and to continue to be classified as a grantor trust for United States federal income tax purposes; and

- use our reasonable efforts to cause each holder of trust preferred securities to be treated as owning an undivided beneficial interest in the subordinated debt securities.

(Section 1009 of the Subordinated Indenture)

CONSOLIDATION, MERGER AND SALE OF ASSETS

         Without the consent of the holders of any of the outstanding debt securities under the indentures, Allstate may consolidate with or merge into, or convey, transfer or lease its properties and assets to any person and may permit any person to consolidate with or merge into it. However, in such event, any successor person must be a corporation, partnership, or trust organized and validly existing under the laws of any domestic jurisdiction and must assume Allstate's obligations on the debt securities and under the applicable indenture. Allstate agrees that after giving effect to the transaction, no event of default, and no event which, after notice or lapse of time or both, would become an event of default shall have occurred and be continuing and that certain other conditions are met; provided such provisions will not be applicable to the direct or indirect transfer of the stock, assets or liabilities of any subsidiary of Allstate to another direct or indirect subsidiary of Allstate. (Section 801)

OUTSTANDING DEBT SECURITIES

         "Outstanding," when used with respect to debt securities, means, as of the date of determination, all debt securities authenticated and delivered under the applicable indenture, except:

- debt securities canceled by the indenture trustee or delivered to the indenture trustee for cancellation;

- debt securities for whose payment or redemption money in the necessary amount has been deposited with the indenture trustee or any paying agent (other than Allstate) in trust or set aside and segregated in trust by Allstate (if Allstate shall act as its own paying agent) for the holders of such debt securities and, if such debt securities are to be redeemed, notice of such redemption has been given according to the applicable indenture or provisions satisfactory to the indenture trustee have been made;

-        debt securities as to which defeasance has been effected pursuant to
         Section 1302 of the applicable indenture; and

- debt securities which have been paid pursuant to the applicable indenture or in exchange for or in lieu of which other debt securities have been authenticated and delivered pursuant to the applicable indenture, other than any debt securities in respect of which there shall have been presented to the indenture trustee proof satisfactory to it that such debt securities are held by a BONA FIDE purchaser in whose hands such debt securities are valid obligations of Allstate.

         Each indenture provides that in determining whether the holders of the requisite principal amount of the outstanding debt securities have given, made or taken any request, demand, authorization, direction, notice, consent, waiver or other action under the applicable indenture:

- the principal amount of an original issue discount security that shall be deemed to be outstanding shall be the amount of the principal that would be due and payable as of the date of such determination upon acceleration of the maturity to such date;

- the principal amount of a debt security denominated in one or more foreign currencies which shall be deemed to be outstanding shall be the U.S. dollar equivalent, determined as of the date of original issuance of such debt security in the manner provided by the applicable indenture, of the principal amount of such debt security (or, in the case of an original issue discount security, of the amount determined as provided above);

- if the principal amount payable at the stated maturity of any debt security is not determinable upon original issuance, the principal amount of such debt security that is deemed to be outstanding shall be the amount as specified by the applicable indenture; and

- debt securities beneficially owned by us or any other obligor upon the debt securities or any affiliate of Allstate or such other obligor shall be disregarded and deemed not to be outstanding, except that, in determining whether the applicable indenture trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only debt securities which a responsible officer of the indenture trustee knows to be so owned shall be so disregarded.

         Debt securities so owned which have been pledged in good faith may be regarded as outstanding if the pledgee establishes to the satisfaction of the applicable indenture trustee the pledgee's right to act with respect to the debt securities and that the pledgee is not Allstate or any other obligor upon the debt securities or any affiliate of Allstate or of such other obligor. (Section
101)

         Except as provided above or as may otherwise be provided in the accompanying prospectus supplement, there are no "event risks" or similar provisions of the indentures or the debt securities that are intended to afford protection to holders in the event of a merger or other significant corporate event involving Allstate or its subsidiaries.

EVENTS OF DEFAULT

         The following are events of default under the applicable indenture with respect to debt securities of any series:

- we fail to pay the principal, interest or premium on any debt security of that series when due;

- we fail to pay any interest on any debt securities of that series when due, continued for 30 days;

- we fail to deposit any sinking fund payment, when due, in respect of any debt security of that series;

- we fail to perform any other covenant of ours in the applicable indenture, other than a covenant included in the applicable indenture solely for the benefit of a series other than that series, continued for 60 days after written notice has been given by the indenture trustee or by the holders of at least 25% in principal amount of the outstanding debt securities of that series, as provided in the applicable indenture;

- in the event subordinated debt securities are issued to a trust in connection with the issuance of trust preferred securities, the dissolution, winding-up or termination of such trust, except in connection with the distribution of subordinated debt securities to the holders of trust preferred securities in liquidation of such trust, the redemption of all of the trust preferred securities of such trust, or certain mergers, consolidations or amalgamations permitted by the declaration of such trust; and

-        certain events in bankruptcy, insolvency or reorganization.

(Section 501)

         Each indenture provides that if an event of default with respect to the debt securities of any series at the time outstanding shall occur and be continuing, either the indenture trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series may declare the principal amount of the debt securities of that series to be due and payable immediately. However, after such acceleration, but before a judgment or decree based on acceleration, the holders of a majority in aggregate principal amount of the outstanding debt securities of that series may, under certain circumstances, rescind and annul such acceleration if all events of default, other than the nonpayment of accelerated principal, have been cured or waived. (Section 502) For information as to waiver of defaults, see "Modification and Waiver."

         Subject to the provisions of the applicable indenture relating to the duties of the indenture trustee in case an event of default shall occur and be continuing, the indenture trustee will be under no obligation to exercise any of its rights or powers under the applicable indenture at the request or direction of any of the holders, unless such holders shall have offered to the indenture trustee reasonable indemnity. (Section 603) Subject to such provisions for the indemnification of the indenture trustee, the holders of a majority in aggregate principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the indenture trustee or exercising any trust or power conferred on the indenture trustee with respect to the debt securities of that series. (Section 512)

         No holder of a debt security of any series will have any right to institute any proceeding with respect to the applicable indenture, or for the appointment of a receiver or a trustee, or for any remedy thereunder, unless:

- such holder has previously given written notice to the indenture trustee of a continuing event of default with respect to the debt securities of that series;

- the holders of not less than 25% in principal amount of the outstanding debt securities of that series shall have made proper written request to the indenture trustee to institute proceedings in respect of such event of default in its own name as trustee under the applicable indenture;

- such holder or holders have offered to the indenture trustee reasonable indemnity against costs, expenses and liabilities to be incurred in compliance with such request;

- the indenture trustee has failed to institute such proceeding for 60 days after receipt of such notice, request or offer of indemnity; and

- no direction inconsistent with such written request has been given to the indenture trustee during the 60-day period by the holders of a majority in principal amount of the outstanding debt securities of that series.

(Section 507)

         However, such limitations do not apply to a suit instituted by a holder of a debt security for the enforcement of payment of the principal, interest or premium on such debt security on or after the due dates expressed in the debt security. (Section 508)

         Annually, we are required to furnish to each indenture trustee a statement by certain of our officers as to whether we are in default in the performance or observance of any of the terms of the applicable indenture and, if so, specifying all such known defaults. (Section 1004)

MODIFICATION AND WAIVER

         Each of the indentures provide that Allstate and the applicable indenture trustee may modify and amend the applicable indenture with the consent of the holders of not less than a majority in principal amount of the outstanding debt securities of each series affected by such modification or amendment; provided, however, that no such modification or amendment may, without the consent of the holder of each outstanding debt security affected thereby:

- change the stated maturity of the principal of, or any installment of principal of or interest on, any debt security except to the extent provided in a prospectus supplement;

- reduce the principal amount of or any premium or interest on any debt security;

- reduce the amount of principal of an original issue discount security or any other debt security payable upon acceleration of the maturity;

- change the currency of payment of principal, interest or premium on any debt security;

- impair the right to institute suit for the enforcement of any payment on or with respect to any debt security;

- reduce the percentage in principal amount of outstanding debt securities of any series, the consent of whose holders is required for modification or amendment of the applicable indenture;

- reduce the percentage in principal amount of outstanding debt securities of any series necessary for waiver of compliance with certain provisions of the applicable indenture or for waiver of certain defaults; or

-        modify such provisions with respect to modification and waivers.

(Section 902)

         The holders of a majority in principal amount of the outstanding debt securities of any series may waive compliance by Allstate with certain restrictive provisions of the applicable indenture. (Section 1010 of the Senior Indenture and Section 1011 of the Subordinated Indenture) The holders of a majority in principal amount of the outstanding debt securities of any series may waive any past default under the applicable indenture, except a default in the payment of principal, premium or interest and certain covenants and provisions of the applicable indenture which cannot be amended without the consent of the holder of each outstanding debt security of such series affected. (Section 513)

         Allstate will be entitled, except in certain limited circumstances, to set any day as a record date for the purpose of determining the holders of outstanding debt securities of any series entitled to give, make or take any request, demand, authorization, direction, notice, consent, waiver or other action provided or permitted by the applicable indenture. To be effective, any such action for which we have set a record date must be taken by holders of the requisite principal amount of debt securities of the relevant series outstanding on such record date within 180 days after the record date, or within such shorter period as we may specify. (Section 104)

DEFEASANCE AND COVENANT DEFEASANCE

         Allstate may elect, at its option, to have the provisions of Section 1302, relating to defeasance and discharge of indebtedness, or Section 1303, relating to defeasance of certain covenants in the indentures, applied to the debt securities of any series, or to any specified part of a series. (Section
1301)

         DEFEASANCE AND DISCHARGE. Each indenture provides that Allstate may elect to be discharged from obligations with respect to any particular debt securities. Such discharge will take effect when Allstate deposits in trust for the benefit of the holders of such debt securities money or U.S. government obligations, or both which, through the payment of principal and interest in respect thereof in accordance with their terms will provide money in an amount sufficient to pay the principal, interest and premium on such debt securities in accordance with their terms. However, such discharge shall not apply to Allstate's obligations to exchange or register the transfer of debt securities, to replace stolen, lost or mutilated debt securities, to maintain paying agencies and to hold moneys in trust. Such defeasance or discharge may occur only if, among other things, Allstate has delivered to the indenture trustee an opinion of counsel stating that we have received from, or there has been published by, the United States Internal Revenue Service a ruling, or there has been a change in tax law, in either case to the effect that holders of the debt securities will not recognize gain or loss for federal income tax purposes as a result of such deposit, defeasance and discharge and will be subject to federal income tax on the same amount, in the same manner and at the same times as would have been the case if such deposit, defeasance and discharge were not to occur. (Sections 1302 and 1304)

         DEFEASANCE OF CERTAIN COVENANTS. Each indenture provides that Allstate may elect to defease certain covenants with respect to any particular debt securities. Such defeasance will take effect when Allstate deposits, in trust for the benefit of the holders of such debt securities, money or U.S. government obligations, or both, which, through the payment of principal and interest in accordance with their terms, will provide money in an amount sufficient to pay the principal, interest and premium on such debt securities in accordance with their terms. Such defeasance may occur only if, among other things, Allstate has delivered to the indenture trustee an opinion of counsel stating that holders of the debt securities will not recognize gain or loss for federal income tax purposes as a result of such deposit and defeasance and will be subject to federal income tax on the same amount, in the same manner and at the same times as would have been the case if such deposit and defeasance were not to occur. In the event Allstate exercises this option with respect to any debt securities and such debt securities are declared due and payable because of the occurrence of any event of default, the amount of money and U.S. government obligations so deposited in trust will be sufficient to pay amounts due on such debt securities at the time of their stated maturities but may not be sufficient to pay amounts due on the debt securities upon any acceleration resulting from such event of default. In such case, we will remain liable for such payments. (Sections 1303 and 1304)

NOTICES

         Notices to holders of debt securities will be given by mail to the addresses of such holders as they may appear in the security register. (Sections 101 and 106)

TITLE

         Allstate, the applicable indenture trustee and any agent of Allstate or the indenture trustee may treat the person in whose name a debt security is registered as the absolute owner for the purpose of making payment and for all other purposes. (Section 308)

GOVERNING LAW

         The indentures and the debt securities will be governed by, and construed in accordance with, the internal laws of the State of New York. (Section 112)

REGARDING THE INDENTURE TRUSTEE

         State Street Bank and Trust Company, which is the trustee under the indentures described in this prospectus, performs other services for Allstate and its affiliates.

                          DESCRIPTION OF DEBT WARRANTS

         This section describes the terms of the debt warrants that Allstate may offer from time to time. The particular terms of the warrants offered by any prospectus supplement and the extent to which the general provisions described below may apply to such warrants will be outlined in the applicable prospectus supplement.

         We may issue, together with other securities or separately, debt warrants for the purchase of debt securities. The debt warrants are to be issued under debt warrant agreements to be entered into between us and a bank or trust company, as debt warrant agent. A copy of the form of debt warrant agreement, including the form of warrant certificates representing the debt warrants, reflecting the alternative provisions to be included in the debt warrant agreements that will be entered into with respect to particular offerings of debt warrants, is filed as an exhibit to the registration statement. The following summaries of certain provisions of the debt warrant agreement and the debt warrant certificates do not purport to be complete and are subject to all the provisions of the debt warrant agreement and the debt warrant certificates with respect to a particular offerings of debt warrants.

GENERAL

         You should look in the accompanying prospectus supplement for the following terms of the offered debt warrants:

- the designation, aggregate principal amount and terms of the debt securities purchasable upon exercise of such debt warrants and the procedures and conditions relating to the exercise of such debt warrants;

- the designation and terms of any related debt securities with which such debt warrants are issued and the number of such debt warrants issued with each such debt security;

- the date on and after which such debt warrants and the related debt securities will be separately transferable;

- the principal amount of debt securities purchasable upon exercise of each debt warrant and the price at which such principal amount of debt securities may be purchased;

- the date on which the right to exercise such debt warrants shall commence and the date on which such right shall expire;

- whether the debt securities purchasable upon exercise of such debt warrants are original issue discount debt securities, and discussion of applicable federal income tax considerations; and

- whether the debt warrants represented by the debt warrant certificate will be issued in registered or bearer form, and, if registered, where they may be transferred and registered.

         Debt warrant certificates will be exchangeable for new debt warrant certificates of different denominations and debt warrants may be exercised at the corporate trust office of the debt warrant agent or any other office indicated in the applicable prospectus supplement. Before the exercise of their debt warrants, holders of debt warrants will not have any of the rights of holders of the debt securities purchasable upon such exercise and will not be entitled to payments of principal, interest or premium on the debt securities purchasable upon such exercise.

EXERCISE OF DEBT WARRANTS

         Each debt warrant will entitle the holder to purchase for cash such principal amount of debt securities at such exercise price determinable in the applicable prospectus supplement. Debt warrants may be exercised at any time up to the close of business on the expiration date set forth in the applicable prospectus supplement. After the close of business of the expiration date, unexercised debt warrants will become void.

         Debt warrants may be exercised as set forth in the applicable prospectus supplement relating to the debt warrants. Upon receipt of payment and the debt warrant certificate properly completed and duly executed at the corporate trust office of the debt warrant agent or any other office indicated in the applicable prospectus supplement, we will, as soon as practicable, forward the debt securities purchasable upon such exercise. If less than all of the debt warrants represented by such debt warrant certificate are exercised, a new debt warrant certificate will be issued for the remaining amount of debt warrants.

                         DESCRIPTION OF PREFERRED STOCK

         This section describes the terms of the preferred stock that Allstate may offer from time to time. The particular terms of the preferred stock offered by any prospectus supplement and the extent to which the general provisions described below may apply to such preferred stock will be outlined in the applicable prospectus supplement. The preferred stock may be issued from time to time in one or more series.

         We are authorized to issue up to 25,000,000 shares of preferred stock, par value $1.00 per share, none of which is currently issued and outstanding. Our Board of Directors is authorized to provide for the issuance of the preferred stock in a series, to establish or change the number of shares to be included in each series and to fix the designation, relative rights, preferences and limitations of each series, subject to such limitations as may be prescribed by law. In particular, our Board of Directors is authorized, without limitation, to determine the number of shares, the designation of the series, the dividend rate, voting rights, conversion rights, redemption provisions, liquidation rights and sinking fund provisions, all without further action by Allstate's stockholders.

         The preferred stock will be fully paid and nonassessable. Unless otherwise indicated in an applicable prospectus supplement, the preferred stock will have preference over our common stock with respect to the payment of dividends and the distribution of assets in the event of a liquidation, winding up or dissolution of Allstate. Unless otherwise indicated in an applicable prospectus supplement, each series of preferred stock will rank on a parity with each other series.

         The following summaries of certain provisions of the preferred stock do not purport to be complete and are subject to the description included in the applicable prospectus supplement and to the applicable provisions of our Certificate of Incorporation and Bylaws.

DIVIDENDS

         Holders of shares of the preferred stock of each series shall be entitled to receive, when declared by our Board of Directors, cash or other dividends at such rates and on such dates as will be set forth in the applicable prospectus supplement. Each such dividend shall be payable to holders of record as they appear on our stock books on such record dates as shall be fixed by the Board of Directors.

         Dividends on any series of the preferred stock may be cumulative or noncumulative, as provided in the applicable prospectus supplement. If our Board of Directors fails to declare a dividend payable on a dividend payment date on any series of the preferred stock for which dividends are noncumulative, then the holders of such series of the preferred stock will have no right to receive a dividend in respect of the dividend period ending on such dividend payment date, and we will have no obligation to pay the dividend accrued for such period, whether or not dividends on such series are declared payable on any future dividend payment date.

LIQUIDATION RIGHTS

         In the event of any liquidation, dissolution or winding up of Allstate, the holders of preferred stock will be entitled to receive out of the assets of Allstate, before any distribution of assets is made to holders of common stock, liquidating distributions in the amount of the liquidation price per share, as set forth in the applicable prospectus supplement, plus all accrued and unpaid dividends. If, upon any liquidation, dissolution or winding up of Allstate, the amounts payable with respect to the preferred stock and any other shares of stock of Allstate ranking as to any such distribution on a parity with the preferred stock are not paid in full, the holders of the preferred stock and of such other shares will share ratably in any such distribution of assets of Allstate in proportion to the full respective preferential amounts to which they are entitled. After payment of the full amount of the liquidating distribution the holders of preferred stock will not be entitled to any further participation in any distribution of assets by us. A consolidation or merger of Allstate with or into any other corporation or corporations or a sale of all or substantially all of the assets of Allstate shall not be deemed to be a liquidation, dissolution or winding up of Allstate.

REDEMPTION

        The preferred stock will be redeemable at the times and at the redemption prices set forth in the applicable prospectus supplement.

         Unless otherwise indicated in the applicable prospectus supplement, we may not purchase or redeem any of the outstanding shares of any series of preferred stock unless full cumulative dividends, if any, have been paid or declared and set apart for payment upon all outstanding shares of any series of preferred stock for all past dividend periods, and unless all matured obligations of Allstate with respect to all sinking funds, retirement funds or purchase funds for all series of preferred stock then outstanding have been met.

VOTING RIGHTS

         Unless otherwise indicated in the applicable prospectus supplement, the holders of the preferred stock will not be entitled to vote under any circumstances.

                    DESCRIPTION OF TRUST PREFERRED SECURITIES

         This section describes the terms of the trust preferred securities that each trust may offer from time to time. The particular terms of the trust preferred securities offered by any prospectus supplement and the extent to which the general provisions described below may apply to such securities will be outlined in the applicable prospectus supplement. The trust preferred securities may be issued from time to time in one or more series.

         Each trust may issue, from time to time, only one series of preferred securities. The declaration of trust for each trust will be qualified as an indenture under the Trust Indenture Act. The trust preferred securities will have such terms, including distributions, redemption, voting, liquidation and such other preferred, deferred or other special rights or such restrictions as shall be set forth in the declaration or made part of the declaration by the Trust Indenture Act, and which will mirror the terms of the subordinated debt securities held by the trust and described in the applicable prospectus supplement. The following summary does not purport to be complete and is subject in all respects to the provisions of the applicable declaration, which is filed as an exhibit to the registration statement of which this prospectus forms a part, and the Trust Indenture Act.

         Reference is made to the prospectus supplement relating to the preferred securities of any trust for specific terms, including:

-        the distinctive designation of such trust preferred securities;

-        the number of trust preferred securities issued by such trust;

- the annual distribution rate for trust preferred securities issued by such trust and the dates upon which distributions are payable; provided, however, that distributions on such trust preferred securities are payable on a quarterly basis to holders of the trust preferred securities as of a record date in each quarter during which such trust preferred securities are outstanding;

- whether distributions on trust preferred securities issued by such trust are cumulative and the dates from which distributions will be cumulative;

- the amount which shall be paid out of the assets of such trust to the holders of trust preferred securities upon dissolution, winding-up or termination of trust;

- the obligation or the option of a trust to purchase or redeem trust preferred securities and the prices at which, the periods within which, and the terms upon which, trust preferred securities may be purchased or redeemed;

- any voting rights of trust preferred securities in addition to those required by law, including the number of votes per trust preferred security and any requirement for the approval by the holders of trust preferred securities as a condition to specified action or amendments to the declaration of such trust;

- the terms upon which the subordinated debt securities may be distributed to holders of trust preferred securities;

- any securities exchange upon which the trust preferred securities shall be listed; and

- any other relevant rights, preferences, privileges, limitations or restrictions of trust preferred securities issued by such trust not inconsistent with its declaration or with applicable law.

We will guarantee all trust preferred securities offered hereby to the extent set forth below under "Description of Preferred Securities Guarantees." Certain United States federal income tax considerations applicable to any offering of trust preferred securities will be described in the applicable prospectus supplement.

         In connection with the issuance of trust preferred securities, each trust will issue one series of common securities having such terms including distributions, redemption, voting and liquidation rights or such restrictions as shall be set forth in its declaration. The terms of the common securities will be substantially similar to the terms of the trust preferred securities issued by such trust and the common securities will rank equal with, and payments will be made thereon pro rata, with the trust preferred securities except that, upon an event of default under the declaration, the rights of the holders of the common securities to payment in respect of distributions and payments upon liquidation, redemption and otherwise will be subordinated to the rights of the holders of the trust preferred securities. Except in certain limited circumstances, the common securities will carry the right to vote to appoint, remove or replace any of the trustees of a trust. Directly or indirectly, we will own all of the common securities of each trust.

ENFORCEMENT OF CERTAIN RIGHTS BY HOLDERS OF PREFERRED SECURITIES

         If an event of default under the declaration of a trust occurs and is continuing, then the holders of trust preferred securities of such trust would rely on the enforcement by the property trustee of its rights as a holder of the applicable series of subordinated debt securities against us. In addition, the holders of a majority in liquidation amount of the trust preferred securities of such trust will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the property trustee or to direct the exercise of any trust or power conferred upon the property trustee to exercise the remedies available to it as a holder of the subordinated debt securities. If the property trustee fails to enforce its rights under the applicable series of subordinated debt securities, a holder of trust preferred securities of such trust may institute a legal proceeding directly against us to enforce the property trustee's rights under the applicable series of subordinated debt securities without first instituting any legal proceeding against the property trustee or any other person or entity.

         Notwithstanding, if an event of default under the applicable declaration has occurred and is continuing and such event is attributable to the failure of Allstate to pay principal or interest on the applicable series of subordinated debt securities on the date such principal or interest is otherwise payable or in the case of redemption, on the redemption date, then a holder of trust preferred securities of such trust may directly institute a proceeding for enforcement of payment to such holder of the principal or interest on the applicable series of subordinated debt securities having a principal amount equal to the aggregate liquidation amount of the trust preferred securities of such holder on or after the respective due date specified in the applicable series of subordinated debt securities. In connection with such direct action, we will be subrogated to the rights of such holder of trust preferred securities under the applicable declaration to the extent of any payment made by us to such holder of trust preferred securities in such direct action.

                 DESCRIPTION OF PREFERRED SECURITIES GUARANTEES

         Set forth below is a summary of information concerning the preferred securities guarantees which we will execute and deliver for the benefit of the holders of trust preferred securities. Each preferred securities guarantee will be qualified as an indenture under the Trust Indenture Act. State Street Bank and Trust Company will act as the independent preferred guarantee trustee under each preferred securities guarantee for purposes of compliance with the Trust Indenture Act. The terms of each preferred securities guarantee will be those set forth in such preferred securities guarantee. The following summary does not purport to be complete and is subject in all respects to the provisions of, and is qualified in its entirety by reference to, the form of preferred securities guarantee, which is filed as an exhibit to the registration statement of which this prospectus forms a part, and the Trust Indenture Act. Each preferred securities guarantee will be held by the preferred guarantee trustee for the benefit of the holders of the trust preferred securities of the applicable trust.

GENERAL

         Pursuant to each preferred securities guarantee, we will agree to pay in full, to the holders of the trust preferred securities issued by a trust, the guarantee payments, except to the extent paid by such trust, as and when due, regardless of any defense, right of set-off or counterclaim which such trust may have or assert. The following payments with respect to trust preferred securities, to the extent not paid by such trust, will be subject to the preferred securities guarantee:

- any accrued and unpaid distributions which are required to be paid on such trust preferred securities, to the extent such trust shall have funds available;

- the redemption price set forth in the applicable prospectus supplement, which will not be lower than the liquidation amount, and all accrued and unpaid distributions, to the extent such trust has funds available therefor with respect to any trust preferred securities called for redemption by such trust; and

- upon dissolution, winding-up or termination of such trust other than in connection with the distribution of subordinated debt securities to the holders of trust preferred securities or the redemption of all of the trust preferred securities, the lesser of (1) the aggregate of the liquidation amount and all accrued and unpaid distributions on such trust preferred securities to the date of payment, to the extent such trust has funds available and (2) the amount of assets of such trust remaining available for distribution to holders of such trust preferred securities in liquidation of such trust.

         Our obligation to make a guarantee payment may be satisfied by direct payment of the required amounts by Allstate to the holders of trust preferred securities or by causing the applicable trust to pay such amounts to such holders.

         Each preferred securities guarantee will not apply to any payment or distributions on the trust preferred securities except to the extent such trust shall have funds available therefor. If we do not make interest payments on the subordinated debt securities purchased by a trust, such trust will not pay distributions on the trust preferred securities issued by such trust and will not have funds available therefor. The preferred securities guarantee, when taken together with our obligations under the subordinated debt securities, the Subordinated Indenture and the declaration, including our obligations to pay costs, expenses, debts and liabilities of such trust other than with respect to the trust securities, will provide a full and unconditional guarantee on a subordinated basis by us of payments due on the trust preferred securities.

         We have also agreed separately to irrevocably and unconditionally guarantee the obligations of the trusts with respect to the common securities (our common securities guarantee) to the same extent as the preferred securities guarantee, except that upon an event of default under the Subordinated Indenture, holders of trust preferred securities shall have priority over holders of common securities with respect to distributions and payments on liquidation, redemption or otherwise.

CERTAIN COVENANTS OF ALLSTATE

         In each preferred securities guarantee, we will covenant that, so long as any trust preferred securities issued by the applicable trust remain outstanding, if there shall have occurred any event that would constitute an event of default under such preferred securities guarantee or the declaration of such trust, then, unless otherwise set forth in an applicable prospectus supplement, we shall not:

- declare or pay any dividend on, make any distributions with respect to, or redeem, purchase or make a liquidation payment with respect to, any of our capital stock;

-        make any guarantee payments with respect to any of our capital stock;
         or

- make any payment of principal, interest, or premium on or repay, repurchase or redeem any debt securities (including guarantees) that rank equal with or junior to such subordinated debt securities.

         However, in such circumstances we may:

- declare and pay dividends on, or make distributions with respect to, our capital stock payable in our common stock;

- redeem or repurchase any rights, declare a dividend of any rights, or issue any security under our rights plan;

- purchase or acquire shares of common stock in connection with the satisfaction of our obligations under any employee benefit plan;

- carry out any reclassification of Allstate's capital stock or the exchange or conversion of one class or series of Allstate's capital stock for another class or series of Allstate's capital stock; and

- purchase fractional interests in shares of Allstate's capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged.

MODIFICATION OF THE PREFERRED SECURITIES GUARANTEES; ASSIGNMENT

         Each preferred securities guarantee may be amended only with the prior approval of the holders of not less than a majority in liquidation amount of the outstanding trust preferred securities issued by the applicable trust except with respect to any changes which do not adversely affect the rights of holders of trust preferred securities in which case no vote will be required. The manner of obtaining any such approval of holders of such trust preferred securities will be as set forth in the applicable prospectus supplement. All guarantees and agreements contained in a preferred securities guarantee shall bind the successors, assigns, receivers, trustees and representatives of Allstate and shall inure to the benefit of the holders of the trust preferred securities of the applicable trust then outstanding.

TERMINATION

         Each preferred securities guarantee will terminate as to the trust preferred securities issued by the applicable trust:

- upon full payment of the redemption price of all trust preferred securities of such trust;

- upon distribution of the subordinated debt securities held by such trust to the holders of the trust preferred securities of such trust; or

- upon full payment of the amounts payable in accordance with the declaration of such trust upon liquidation of such trust.

         Each preferred securities guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of trust preferred securities issued by the applicable trust must restore payment of any sums paid under such trust preferred securities or such preferred securities guarantee.

         The subordination provisions of the subordinated debt securities provide that in the event payment is made on the subordinated debt securities or the preferred securities guarantee in contravention of such provisions, such payments shall be paid over to the holders of senior indebtedness.

EVENTS OF DEFAULT

         An event of default under a preferred securities guarantee will occur upon the failure of Allstate to perform any of its obligations thereunder.

         The holders of a majority in liquidation amount of the trust preferred securities relating to such preferred securities guarantee have the right to direct the time, method and place of conducting any proceeding for any remedy available to the preferred guarantee trustee in respect of the guarantee or to direct the exercise of any trust or power conferred upon the preferred guarantee trustee under such trust preferred securities. If the preferred guarantee trustee fails to enforce such preferred securities guarantee, any holder of trust preferred securities relating to such guarantee may institute a legal proceeding directly against Allstate to enforce the preferred guarantee trustee's rights under such guarantee, without first instituting a legal proceeding against the relevant trust, the guarantee or any other person or entity. Notwithstanding, if we fail to make a guarantee payment, a holder of trust preferred securities may directly institute a proceeding against us for enforcement of the preferred securities guarantee for such payment. We waive any right or remedy to require that any action be brought first against such trust or any other person or entity before proceeding directly against us.

STATUS OF THE PREFERRED SECURITIES GUARANTEES

         Unless otherwise indicated in an applicable prospectus supplement, the preferred securities guarantees will constitute unsecured obligations of Allstate and will rank:

- subordinate and junior in right of payment to all other liabilities of Allstate;

- equal with the most senior preferred or preference stock now or hereafter issued by us and with any guarantee now or hereafter entered into by us in respect of any preferred or preference stock of any affiliate of Allstate; and

-        senior to common stock.

The terms of the trust preferred securities provide that each holder agrees to the subordination provisions and other terms of the preferred securities guarantee.

         The preferred securities guarantees will constitute a guarantee of payment and not of collection; that is, the guaranteed party may institute a legal proceeding directly against the guarantor to enforce its rights under the guarantee without instituting a legal proceeding against any other person or entity.

INFORMATION CONCERNING THE PREFERRED GUARANTEE TRUSTEE

         The preferred guarantee trustee, before the occurrence of a default with respect to a preferred securities guarantee, undertakes to perform only such duties as are specifically set forth in such preferred securities guarantee and, after default, shall exercise the same degree of care as a prudent individual would exercise in the conduct of his or her own affairs. The preferred guarantee trustee is under no obligation to exercise any of the powers vested in it by a preferred securities guarantee at the request of any holder of preferred securities, unless offered reasonable indemnity against the costs, expenses and liabilities which might be incurred.

GOVERNING LAW

         The preferred securities guarantees will be governed by and construed in accordance with the internal laws of the State of New York.

                              PLAN OF DISTRIBUTION

         Allstate may sell any series of debt securities, debt warrants and preferred stock and the trusts may sell the trust preferred securities being offered directly to one or more purchasers, through agents, to or through underwriters or dealers, or through a combination of any such methods of sale. The distribution of the securities may be effected from time to time in one or more transactions at fixed prices, which may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. The prospectus supplement will set forth the terms of the offering, including the names of any underwriters, dealers or agents, the purchase price of such securities and the proceeds to us and/or a trust from such sale, any underwriting discounts and commissions or agency fees and other items constituting underwriters' or agents' compensation, any initial public offering price and any discounts or concessions allowed or paid to dealers or any securities exchange on which such securities may be listed. Any initial public offering price, discounts or concessions allowed or paid to dealers may be changed from time to time.

         Any discounts, concessions or commissions received by underwriters or agents and any profits on the resale of securities by them may be deemed to be underwriting discounts and commissions under the Act. Unless otherwise set forth in the applicable prospectus supplement, the obligations of underwriters to purchase the offered securities will be subject to certain conditions precedent, and such underwriters will be obligated to purchase all such securities, if any are purchased. Unless otherwise indicated in the applicable prospectus supplement, any agent will be acting on a best efforts basis for the period of its appointment.

         Under certain circumstances, we may repurchase offered securities and reoffer them to the public as set forth above. We may also arrange for repurchase and resale of such offered securities by dealers.

         We may authorize underwriters, dealers or other persons acting as our agents to solicit offers by certain institutions to purchase securities from us, pursuant to contracts providing for payment and delivery on a future date. Institutions with which such contracts may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others, but in all cases such institutions must be approved by us. The obligations of any purchaser under any such contract will be subject to the conditions that the purchase of the offered securities shall not at the time of delivery be prohibited under the laws of the jurisdiction to which such purchaser is subject. The underwriters and such other agents will not have any responsibility in respect of the validity or performance of such contracts.

         In connection with the offering of securities, Allstate or any trust, may grant to the underwriters an option to purchase additional securities to cover over-allotments at the initial public offering price, with an additional underwriting commission, as may be set forth in the accompanying prospectus supplement. If Allstate or any trust grants any over-allotment option, the terms of such over-allotment option will be set forth in the prospectus supplement for such securities.

         The securities may be a new issue of securities that have no established trading market. Any underwriters to whom securities are sold for public offering and sale may make a market in such securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. Such securities may or may not be listed on a national securities exchange. No assurance can be given as to the liquidity of or the existence of trading markets for any securities.

         Under agreements which may be entered into by Allstate or any trust, underwriters and agents who participate in the distribution of securities may be entitled to indemnification by us against certain liabilities, including liabilities under the Securities Act of 1933, or to contribution with respect to payments which the underwriters or agents may be required to make in respect thereof. Such underwriters and agents may be customers of, engaged in transactions with, or perform other services for Allstate and its subsidiaries from time to time.

                                  LEGAL OPINION

         The validity of the securities offered hereby will be passed upon for us by Kirkland & Ellis, a partnership including professional corporations, Chicago, Illinois, counsel for Allstate, and certain matters of Delaware law relating to the validity of the trust preferred securities of Allstate Financing III, IV, V and VI will be passed upon for the trusts by Morris, James, Hitchens & Williams LLP, Wilmington, Delaware, special Delaware counsel for the trusts.

                                     EXPERTS

         The consolidated financial statements and the related financial statement schedules incorporated in this prospectus by reference from our Annual Report on Form 10-K for the year ended December 31, 1999 have been audited by Deloitte & Touche LLP, independent auditors, as stated in their reports, which are incorporated herein by reference, and have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

         With respect to the unaudited interim financial information for the periods ended March 31, 2000 and 1999 which is incorporated herein by reference, Deloitte & Touche LLP have applied limited procedures in accordance with professional standards for a review of such information. However, as stated in their report included in the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 2000 and incorporated by reference herein, they did not audit and they do not express an opinion on that interim financial information. Accordingly, the degree of reliance on their report on such information should be restricted in light of the limited nature of the review procedures applied. Deloitte & Touche LLP are not subject to the liability provisions of Section 11 of the Securities Act of 1933 for their report on the unaudited interim financial information because that report is not a "report" or a "part" of the registration statement prepared or certified by an accountant within the meaning of Sections 7 and 11 of the Act.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.   OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     The following table sets forth the expenses (other than underwriting discounts and commissions) expected to be incurred with the Offerings described in this Registration Statement. All amounts are estimated except the SEC registration fee.


 Registration Fee......................................................................................... $528,000
*Printing Costs for Registration Statement, prospectus and related documents.................................40,000
*Accounting Fees and Expenses................................................................................30,000
*Legal Fees and Expenses.....................................................................................75,000
*Trustees' Fees..............................................................................................10,000
*Rating Agencies' Fees......................................................................................435,000
*Miscellaneous............................................................................................  255,000
                                                                                                         ----------
      *Total.............................................................................................$1,373,000
                                                                                                         ==========

-------------------------
* Estimated.

ITEM 15.   INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Article IV of the by-laws of Allstate provides that Allstate will indemnify all of its directors, former directors, officers and former officers, to the fullest extent permitted under law, who were or are a party or are threatened to be made a party to any proceeding by reason of the fact that such persons were or are directors or officers of Allstate, against liabilities, expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by them. The indemnity shall not be deemed exclusive of any other rights to which directors or officers may be entitled by law or under any articles of incorporation, by-law, agreement, vote of stockholders or disinterested directors or otherwise. In addition, the indemnity shall inure to the benefit of the legal representatives of directors and officers or of their estates, whether such representatives are court appointed or otherwise designated, and to the benefit of the heirs of such directors and officers. The indemnity shall extend to and include claims for such payments arising out of any proceeding commenced or based on actions of such directors and officers taken prior to the effectiveness of this indemnity; provided that payment of such claims had not been agreed to or denied by Allstate before such date.

     Article Eighth of the restated Certificate of Incorporation of Allstate provides that a director of Allstate shall not be personally liable to the corporation or its stockholders for monetary damages for a breach of fiduciary duty as a director, to the fullest extent of the Delaware General Corporation Law.

     Under Section 145 of the Delaware General Corporation Law, a corporation may indemnify a person who was made a party to a proceeding or threatened to be made a party to a proceeding by reason of the fact that the person is or was a director or officer of the corporation against liability actually and reasonably incurred in connection with such proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal proceeding, had no reasonable cause to believe the person's conduct was unlawful. A corporation may not indemnify a director or officer in connection with a proceeding where such person is adjudged liable to the corporation, unless the court in which the proceeding is brought determines that such director or officer is fairly and reasonably entitled to indemnity.

     Allstate has provided liability insurance for each director and officer for certain losses arising from claims or charges made against them while acting in their capacities as directors or officers of Allstate.

ITEM 16.  EXHIBITS.


 EXHIBIT
  NUMBER                            DESCRIPTION
  ------                            -----------
     1.1  Form of Underwriting Agreement relating to Debt Securities, Debt
          Warrants and Preferred Stock incorporated by reference to Exhibit 1.1 of the Company's Form S-3 Registration Statement No. 333-61817, filed
          August 19, 1998.

     1.2 Form of Underwriting Agreement relating to Preferred Securities and the related Preferred Securities Guarantees incorporated by reference to Exhibit 1.2 of the Company's Form S-3 Registration Statement No.
          333-61817, filed August 19, 1998.

     4.1 Certificate of Incorporation of The Allstate Corporation incorporated by reference to Exhibit 3 of the Company's Form 10-Q for the quarter ended June 30, 1999 (File No. 1-11840).

     4.2  Bylaws of The Allstate Corporation, as amended May 18, 2000.

     4.3 Indenture for Senior Debt Securities, dated as of December 16, 1997, between the Company and State Street Bank and Trust Company, as
          Trustee incorporated by reference to Exhibit 4.2 of the Company's Form
          8-K, dated December 16, 1997, as amended by the Third Supplemental
          Indenture dated as of July 23, 1999 incorporated by reference to
          Exhibit 4.1 to Form 8-K filed November 23, 1999 and as further amended by the Sixth Supplemental Indenture dated as of June , 2000 incorporated by reference to Exhibit 4.2 to Form 8-K filed
          June 14, 2000. (File No. 1-11840)

     4.4  Indenture for Subordinated Debt Securities, dated as of November 25,
          1996, between the Company and State Street Bank and Trust Company, as
          Trustee incorporated by reference to Exhibit 4.1 of the Company's Form
          8-K, dated November 25, 1996, as amended by the Third Supplemental
          Indenture dated as of July 23, 1999 incorporated by reference to
          Exhibit 4.3 to Form 8-K filed November 23, 1999 and as further amended by the Fourth Supplemental Indenture dated as of June , 2000 incorporated by reference to Exhibit 4.1 to Form 8-K filed
          June 14, 2000. (File No. 1-11840)

     4.4A Form of Supplemental Indenture between the Company and State Street
          Bank and Trust Company, as Trustee incorporated by reference to
          Exhibit 4.4A of the Company's Form S-3 Registration Statement No.
          333-61817, filed August 19, 1998.

     4.5 Certificate of Trust of Allstate Financing III incorporated by reference to Exhibit 4.5 of the Company's Form S-3 Registration
          Statement No. 333-61817, filed August 19, 1998.

     4.6 Declaration of Trust of Allstate Financing III incorporated by reference to Exhibit 4.6 of the Company's Form S-3 Registration
          Statement No. 333-61817, filed August 19, 1998.

     4.7 Certificate of Trust of Allstate Financing IV incorporated by reference to Exhibit 4.7 of the Company's Form S-3 Registration
          Statement No. 333-61817, filed August 19, 1998.

     4.8 Declaration of Trust of Allstate Financing IV incorporated by reference to Exhibit 4.8 of the Company's Form S-3 Registration
          Statement No. 333-61817, filed August 19, 1998.

     4.9 Certificate of Trust of Allstate Financing V incorporated by reference to Exhibit 4.9 of the Company's Form S-3 Registration Statement No.
          333-61817, filed August 19, 1998.


                                       2




 EXHIBIT
  NUMBER                            DESCRIPTION
  ------                            -----------
     4.10 Declaration of Trust of Allstate Financing V incorporated by reference to Exhibit 4.10 of the Company's Form S-3 Registration Statement No.
          333-61817, filed August 19, 1998.

     4.11 Certificate of Trust of Allstate Financing VI incorporated by reference to Exhibit 4.11 of the Company's Form S-3 Registration
          Statement No. 333-61817, filed August 19, 1998.

     4.12 Declaration of Trust of Allstate Financing VI incorporated by reference to Exhibit 4.12 of the Company's Form S-3 Registration
          Statement No. 333-61817, filed August 19, 1998.

     4.13 Form of Amended and Restated Declaration of Trust (substantially identical, except for names and dates, for Allstate Financing III, Allstate Financing IV, Allstate Financing V and Allstate Financing VI) incorporated by reference to Exhibit 4.13 of the Company's Form S-3
          Registration Statement No. 333-61817, filed August 19, 1998.

     4.14 Form of Preferred Securities Guarantee (substantially identical, except for names and dates, for Allstate Financing III, Allstate
          Financing IV, Allstate Financing V and Allstate Financing VI) incorporated by reference to Exhibit 4.14 of the Company's Form S-3
          Registration Statement No. 333-61817, filed August 19, 1998.

     4.15 Form of Debt Warrant Agreement incorporated by reference to Exhibit
          4.15 of the Company's Form S-3 Registration Statement No. 333-61817, filed August 19, 1998.

     4.16 Form of Debt Warrant Certificates (included as Exhibit A of Exhibit
          4.15) incorporated by reference to Exhibit 4.15 of the Company's Form
          S-3 Registration Statement No. 333-61817, filed August 19, 1998.

     5.1  Opinion of Kirkland & Ellis

     5.2  Opinion of Morris, James, Hitchens & Williams LLP with respect to Allstate
          Financing III

     5.3  Opinion of Morris, James, Hitchens & Williams LLP with respect to Allstate
          Financing IV

     5.4  Opinion of Morris, James, Hitchens & Williams LLP with respect to Allstate
          Financing V

     5.5  Opinion of Morris, James, Hitchens & Williams LLP with respect to Allstate
          Financing VI

     12   Computation of Ratio of Earnings to Fixed Charges

     15   Acknowledgment of Deloitte & Touche LLP

     23.1 Consent of Deloitte & Touche LLP

     23.2 Consent of Kirkland & Ellis (included in Exhibit 5.1)

     23.3 Consents of Morris, James, Hitchens & Williams LLP (included in
          Exhibits 5.2, 5.3, 5.4 and 5.5)

     24   Powers of Attorney (included in the signature page hereto)


                                       3



 EXHIBIT
  NUMBER                            DESCRIPTION
  ------                            -----------

     25.1 Statement of Eligibility under the Trust Indenture Act of 1939 of
          State Street Bank and Trust Company, as Trustee for the Senior
          Indenture for the Senior Debt Securities incorporated by reference to
          Exhibit 25.1 of the Company's Form S-3 Registration Statement No.
          333-61817, filed August 19, 1998.

     25.2 Statement of Eligibility under the Trust Indenture Act of 1939 of
          State Street Bank and Trust Company, as Trustee for the Subordinated
          Indenture for the Subordinated Debt Securities incorporated by reference to Exhibit 25.2 of the Company's Form S-3 Registration
          Statement No. 333-61817, filed August 19, 1998.

     25.3 Statement of Eligibility under the Trust Indenture Act of 1939 of
          State Street Bank and Trust Company, as Property Trustee for the
          Amended and Restated Declaration of Trust of Allstate Financing III incorporated by reference to Exhibit 25.3 of the Company's Form S-3
          Registration Statement No. 333-61817, filed August 19, 1998.

     25.4 Statement of Eligibility under the Trust Indenture Act of 1939 of
          State Street Bank and Trust Company, as Property Trustee for the
          Amended and Restated Declaration of Trust of Allstate Financing IV incorporated by reference to Exhibit 25.4 of the Company's Form S-3
          Registration Statement No. 333-61817, filed August 19, 1998.

     25.5 Statement of Eligibility under the Trust Indenture Act of 1939 of
          State Street Bank and Trust Company, as Property Trustee for the
          Amended and Restated Declaration of Trust of Allstate Financing V incorporated by reference to Exhibit 25.5 of the Company's Form S-3
          Registration Statement No. 333-61817, filed August 19, 1998.

     25.6 Statement of Eligibility under the Trust Indenture Act of 1939 of
          State Street Bank and Trust Company, as Property Trustee for the
          Amended and Restated Declaration of Trust of Allstate Financing VI incorporated by reference to Exhibit 25.6 of the Company's Form S-3
          Registration Statement No. 333-61817, filed August 19, 1998.

     25.7 Statement of Eligibility under the Trust Indenture Act of 1939 of
          State Street Bank and Trust Company, as Preferred Guarantee Trustee for the Preferred Securities Guarantees incorporated by reference to
          Exhibit 25.7 of the Company's Form S-3 Registration Statement No.
          333-61817, filed August 19, 1998.


ITEM 17.   UNDERTAKINGS.

     (a)  The undersigned registrants hereby undertake:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement, or the most recent post-effective amendment thereof, which individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered, if the total dollar value of securities offered would not exceed that which was registered, and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20%
          change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement. However, paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrants hereby undertake that, for purposes of determining any liability under the Securities Act of 1933, each filing of each registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934, that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrants pursuant to the foregoing provisions, or otherwise, the registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities, other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding, is asserted by such director, officer or controlling person in connection with the securities being registered, the registrants will, unless in the opinion of their counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by them is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     (d) The undersigned registrants hereby undertake that:

          (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b) (1) or
     (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

          (2) For the purpose of determining any liability under the Securities Act of 1933, each post effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (e) The undersigned registrants hereby undertake to provide to the underwriters at the closing specified in the underwriting agreements, certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

     (f) The undersigned registrants hereby undertake to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305 (b)(2) of the Act.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, The Allstate Corporation certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Township of Northfield, County of Cook, State of Illinois, on this 19th day of June, 2000.

                                     THE ALLSTATE CORPORATION


                                     By: /s/ MICHAEL J. McCABE
                                        ----------------------------------------
                                     Name:  Michael J. McCabe
                                     Title: Vice President and General Counsel

                                POWER OF ATTORNEY

     Each person whose signature appears below hereby constitutes and appoints Edward M. Liddy, John L. Carl, Robert W. Pike, Michael J. McCabe, James P. Zils and Samuel H. Pilch as true and lawful attorneys-in-fact, each acting alone, with full powers of substitution and resubstitution, for such person and in such person's name, place and stead, in any and all capacities, to sign any or all amendments, including any post-effective amendments, to this Registration Statement, and to file the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorneys-in-fact or their substitutes, each acting alone, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


              SIGNATURE                  TITLE                                     DATE
              ---------                  -----                                     ----
       /s/ EDWARD M. LIDDY            Chairman of the Board and Chief          June 19, 2000
-----------------------------------   Executive Officer, Director
           Edward M. Liddy            (Principal Executive Officer)
                                      Vice President and Chief Financial
       /s/ JOHN L. CARL
-----------------------------------   Officer (Principal Financial Officer)    June 19, 2000
           John L. Carl               Controller

       /s/ SAMUEL H. PILCH
-----------------------------------   (Principal Accounting Officer)           June 19, 2000
           Samuel H. Pilch

       /s/ F. DUANE ACKERMAN          Director                                 June 19, 2000
-----------------------------------
           F. Duane Ackerman

       /s/ JAMES G. ANDRESS           Director                                 June 19, 2000
-----------------------------------
           James G. Andress

       /s/ WARREN L. BATTS            Director                                 June 19, 2000
-----------------------------------
           Warren L. Batts

       /s/ EDWARD A. BRENNAN          Director                                 June 19, 2000
-----------------------------------
           Edward A. Brennan

       /s/ JAMES M. DENNY             Director                                 June 19, 2000
-----------------------------------
           James M. Denny

       /s/ W. JAMES FARRELL           Director                                 June 19, 2000
-----------------------------------
           W. James Farrell

       /s/ RONALD T. LEMAY            Director                                 June 19, 2000
-----------------------------------
           Ronald T. LeMay

       /s/ MICHAEL A. MILES           Director                                 June 19, 2000
-----------------------------------
           Michael A. Miles


                                       8


       /s/ H. JOHN RILEY, JR.         Director                                 June 19, 2000
-----------------------------------
           H. John Riley, Jr.

       /s/ JOSHUA I. SMITH            Director                                 June 19, 2000
-----------------------------------
           Joshua I. Smith

       /s/ JUDITH A. SPRIESER         Director                                 June 19, 2000
-----------------------------------
           Judith A. Sprieser

       /s/ MARY ALICE TAYLOR          Director                                 June 19, 2000
-----------------------------------
           Mary Alice Taylor

     Pursuant to the requirements of the Securities Act of 1933, Allstate Financing III, Allstate Financing IV, Allstate Financing V and Allstate Financing VI certify that they have reasonable grounds to believe that they meet all of the requirements for filing on Form S-3 and have duly caused this Registration Statement to be signed on their behalf by the undersigned, thereunto duly authorized, in the Township of Northfield, County of Cook, State of Illinois on this 19th day of June, 2000.

                                  ALLSTATE FINANCING III
                                  (Registrant)

                                  By: The Allstate Corporation, as Depositor

                                  By:  /s/ JAMES P. ZILS
                                     -------------------------------------------
                                  Name:    James P. Zils
                                  Title:   Treasurer


                                  ALLSTATE FINANCING IV
                                  (Registrant)

                                  By: The Allstate Corporation, as Depositor


                                  BY:  /s/ JAMES P. ZILS
                                     -------------------------------------------
                                  Name:    James P. Zils
                                  Title:   Treasurer


                                  ALLSTATE FINANCING V
                                  (Registrant)

                                  By:   The Allstate Corporation, as Depositor


                                  BY:  /s/ JAMES P. ZILS
                                     -------------------------------------------
                                  Name:    James P. Zils
                                  Title:   Treasurer


                                  ALLSTATE FINANCING VI
                                  (Registrant)

                                  By: The Allstate Corporation, as Depositor


                                  BY:  /s/ JAMES P. ZILS
                                     -------------------------------------------
                                  Name:    James P. Zils
                                  Title:   Treasurer


                                       10